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                                                                    Exhibit 5.1


                    [LETTERHEAD OF ANDREWS & KURTH L.L.P.]



                                July 30, 2002


Veridian Corporation
1200 South Hayes Street, Suite 1100
Arlington, Virginia 22202


Ladies and Gentlemen:

         We have acted as counsel to Veridian Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering by the Company of up to 4,035,148 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), which are subject to issuance by the Company under the Veridian Corporation 2000 Stock Incentive Plan (the "Plan").

         We have examined originals or copies of (i) the Plan, (ii) the Second Amended and Restated Certificate of Incorporation of the Company, (iii) the Bylaws of the Company as in effect on the date hereof, (iv) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Company's Secretary, and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion.

         We have assumed and have not verified (i) the genuineness of all signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

         Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the issuance of the Shares in accordance with the Registration Statement has been duly authorized by the Company, and (ii) the Shares, when thereafter issued against payment therefore as required under the Plan, will be validly issued, fully paid and non-assessable.

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Veridian Corporation
July 30, 2002
Page 2

         The foregoing opinion is based on and is limited to the corporate laws of the State of Delaware and we render no opinion with respect to the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our firm appearing on the cover of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.


                                                     Very truly yours,

                                                     /s/ ANDREWS & KURTH L.L.P.